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[PARENTE RANDOLPH LOGO]

                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98812) of Parkvale Financial Corporation of our reports dated July 26, 2005, with respect to the consolidated financial statements of Parkvale Financial Corporation and subsidiaries, Parkvale Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Parkvale Financial Corporation, included in the 2005 Annual Report to Shareholders of Parkvale Financial Corporation, which is incorporated by reference in the Annual Report (Form 10-K) of Parkvale Financial Corporation.



/s/PARENTE RANDOLPH, LLC





Pittsburgh, Pennsylvania
September 7, 2005


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One PPG Place
Pittsburgh, PA  15219




            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98812) pertaining to the 1993 Key Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan of Parkvale Financial Corporation of our report dated July 18, 2003, with respect to the consolidated financial statements relative to the year ended June 30, 2003, of Parkvale Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 2005 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 7, 2005




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